SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2003
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

  880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

Item 5.  Other Events

On November 14, 2003 Raymond James Financial, Inc. issued a press release announcing communication with SEC, NASD concerning mutual fund commission discounts.  A copy of such press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 17, 2003
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Nov. 14, 2003                                                                FOR IMMEDIATE RELEASE
Release No 1103-09

RAYMOND JAMES ANNOUNCES
COMMUNICATION WITH SEC, NASD
CONCERNING MUTUAL FUND
COMMISSION DISCOUNTS

ST. PETERSBURG, Fla. – Raymond James & Associates, Inc. and Raymond James Financial Services, Inc. announced today that they have been informed by the Securities and Exchange Commission and the National Association of Securities Dealers that they reached a preliminary determination to recommend the institution of enforcement actions against Raymond James and a number of other firms as a result of certain clients not receiving all appropriate discounts in connection with the purchase of class A mutual fund shares. The resolution of this matter may involve client reimbursement, censure, substantial penalties, agreements to desist from such practices and/or other undertakings.

In November 2002, the SEC, NASD and New York Stock Exchange jointly initiated a study of mutual fund commission practices. The general results of that study, which have been publicly reported earlier, indicated widespread overcharging of commissions due to the improper application of widely disparate discount policies. Subsequently, the industry formed a task force to analyze and resolve the issues involved in conjunction with regulators.

Samples of mutual fund trades at Raymond James’ broker/dealers, like those conducted by its peers, indicated a disturbingly high error rate, which was surprising to the industry. Raymond James immediately sought to remedy the overcharges and began the analysis necessary to make restitution to clients. Raymond James accepts responsibility for not overseeing the process more diligently and supports the regulators’ efforts to obtain redress for clients, as well as to implement new systems to deter future occurrences, which will require the development of new software and the sharing of information concerning client investments and holdings. The July 2003 Report of the Joint NASD/Industry Task Force on Breakpoints noted that “most breakpoint problems did not appear to be intentional failures to charge correct sales loads.”

Since mutual funds offer discounts for a variety of reasons specific to each family of funds, discount pricing administration can be very complex. Some examples include:

  Purchases made by a client at different dates within a specified time period, which vary by fund group, are eligible to be aggregated for purposes of determining whether a commission breakpoint is reached;
  Related accounts, defined differently by each fund group, may be eligible for aggregation with the client’s own purchases to see if No. 1 above applies;
  If a client has redeemed shares of certain funds in the same fund family within a specified time period, again varying by fund group, the subsequent purchase of up to an equivalent dollar amount may be eligible for purchase with no commission.
  These discounts are applicable for purchases through different broker/dealers.
  Affinity group members may also be afforded discounts.

Until relatively recently, when some broker/dealers developed software to link accounts by household, broker-dealers did not link accounts. Furthermore, those links do not conform to the relationships afforded discounts by the individual mutual fund sponsors. Raymond James sells 9,000 mutual funds offered by over 230 fund sponsors, many of which utilize different criteria.

Although mutual funds create the terms and conditions for breakpoints and, in many cases,

possess the fund ownership data necessary to assure appropriate charges, they have not made this  data readily available to broker/dealers such as Raymond James. Further, the utility which processes information for the brokerage industry has not done so either.

  In addition to the disclosure in the mutual fund’s prospectus, Raymond James has informed clients of their possible eligibility for mutual fund commission discounts through the client bill of rights, Your Rights and Responsibilities as a Raymond James Client, and on mutual fund purchase confirmations since 1997. The firm is also taking steps to help Financial Advisors better monitor when clients are eligible for incremental discounts. Further, there is an ongoing analysis of systems enhancements to automate the process where possible.

The NASD has now mandated restitution to clients who were entitled to lower prices and purchased “A” shares of mutual funds through Raymond James since January 1, 2001. The firm had already made this decision. It is in the process of identifying those investors and has already begun to make refunds with interest. Further, for all clients who purchased mutual fund “A” shares through Raymond James during the period January 1, 1999 through December 31, 2000, the firm will send notification of possible eligibility for a discount as mandated by the NASD. These clients will then have the ability to submit a claim for any overcharge.

Thomas A. James, Raymond James Financial’s chairman and CEO, went on to state, “We have relied on clients and our Financial Advisors, as well as the mutual fund companies, to establish the appropriate commission in accordance with the terms of the prospectus and our confirmation disclosure. That was clearly insufficient and we are embarrassed by this incident.

“However, we have seen no evidence that our Financial Advisors acted in bad faith concerning mutual fund discounting policies. In fact, the Joint SEC/NASD/NYSE study indicates that these overcharges were common throughout the securities industry. In practice, broker-dealers relied on clients to request appropriate discounts and no systems providing this capability were generally available to the industry. As there was no intent to overcharge clients and the mutual fund industry did not provide adequate information to satisfactorily administer the grant of discounts, we believe the focus should be upon improving business practices and obtaining the cooperation of all participants in the distribution of mutual funds, which are an excellent investment vehicle for the investing public. To this end, we are currently engaged in discussions with the SEC, James concludes.

Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 4,800 Financial Advisors in 2,100 locations throughout the United States and internationally. In addition, its asset management subsidiaries currently manage in excess of $18 billion.

For more information, please contact

Mike White 727-567-2824.